Made2Manage Systems Inc. 450 E. 96th Street, Suite 300 Indianapolis, IN 46240 P: 317.249.1200 F: 317.249.1999

FOR IMMEDIATE RELEASE

Contacts: Sam Amore Made2Manage Systems (317) 249-1260 samore@made2manage.com	Kate Castle Battery Ventures (781) 577-1294 kcastle@battery.com

Battery Ventures to Acquire Made2Manage Systems Inc.

Software Company Sees Acquisition as Opportunity to Pursue Growth Strategies

INDIANAPOLIS, June 5, 2003 — Made2Manage Systems Inc. (Nasdaq: MTMS), a leading provider of comprehensive enterprise software for small and midsize manufacturers and distributors, today announced a definitive agreement to be acquired by an affiliate of Battery Ventures VI, L.P. Battery Ventures, a leading venture capital firm focused on technology investments, manages nearly $2 billion in committed capital and has a 20-year history in successfully making investments in software companies. The acquisition of Made2Manage Systems by Battery Ventures will allow Made2Manage Systems to better serve the business needs of its well-established customer base, as well as continue new product development initiatives, optimize sales and marketing efforts, and evaluate complementary acquisition candidates to enhance its position in the space.

Under the terms of the agreement, an affiliate of Battery Ventures will acquire Made2Manage Systems Inc. for cash consideration of approximately $30 million or $5.70 per outstanding common share of Made2Manage Systems stock. Consummation of the transaction is dependent upon approval from the company’s shareholders and is expected to close in the third quarter of Made2Manage Systems’ fiscal year 2003. The transaction price is at significant premium over current market price and affords liquidity for all shareholders. The company will continue to operate as Made2Manage Systems Inc., with employees and operations remaining headquartered in Indianapolis, Ind.

Public since 1997 and with 2002 revenues of $30 million, Made2Manage Systems is focused on meeting the needs of small and midsize manufacturers and distributors throughout the United States, Canada and the United Kingdom. The company’s management team supports the acquisition of Made2Manage Systems as the most effective way to enhance the company’s position as a leading player in the small and midsize enterprise software market. The privatization of the company will enable senior management to increase their focus on meeting customer needs and demands—including responsive customer service and support, and the ongoing development of the Made2Manage® Enterprise Business System.

“We are proud of what we’ve achieved as a public company in the small and midsize enterprise software market,” said Made2Manage Systems CEO, Dave Wortman. “However, to have access to the talent and resources that Battery Ventures can bring to our organization is truly exciting. Our ability to deliver superior products and services to our customers will be significantly enhanced by our relationship with Battery.”

“We are very impressed with Made2Manage Systems’ position in the market, the breadth of its product line, its experienced management team, and its highly referenceable customer base,” said Dave Tabors, general partner, Battery Ventures. “Made2Manage Systems has built a 17-year track record of delivering quality products and services to small and midsize manufacturers and distributors. Given this, and the current under-penetration of the market, we feel Made2Manage Systems is in an excellent position to further expand its already strong leadership position in the market.”

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“With a customer base of over 1,600 manufacturers and distributors, Made2Manage Systems has built a solid reputation on developing, selling and implementing the best solutions for our customers’ business needs, as well as delivering on our promises to all constituencies—customers, employees and shareholders,” said Wortman. “This acquisition is the best possible solution for successfully adapting to today’s business climate, serving the needs of our constituencies, and cementing Made2Manage Systems’ position as the enterprise business system provider of choice to small and midsize manufacturers and distributors.”

Upon completion of the acquisition, Made2Manage Systems will be a wholly owned subsidiary of Battery Ventures’ affiliate, BV Holding Company, Inc.

Made2Manage Systems and Battery Ventures will host a conference call to discuss the acquisition at 2 p.m. Eastern Daylight Time on Thursday, June 5, 2003. To participate, investors may call (800) 915-4836. For those who cannot listen to the live broadcast, a replay will be available two hours after the call on the company’s Web site, www.made2manage.com, and will remain available for 90 days.

About Battery Ventures
Battery Ventures is a leading venture capital firm focused on investing in technology companies at all stages of growth. With a team of over 30 experienced investment professionals, Battery leverages its people, expertise and capital to actively guide companies to category dominance. The firm has invested in over 160 technology companies worldwide across the communications, software, infrastructure, and media and content industries. From its offices in Wellesley, Mass., and San Mateo, Calif., the partnership manages over $1.8 billion in committed capital. The firm’s exceptionally strong investment returns have given it one of the best track records in the industry.

About Made2Manage Systems Inc.
Made2Manage Systems delivers a comprehensive enterprise business system designed specifically for the unique needs of small and midsize manufacturers and distributors. The company’s extensible, end-to-end solution and award-winning customer services are designed to evolve with a company’s individual business environment while protecting the original technology investment. Real-time scheduling and information retrieval capabilities help manufacturers and distributors maximize shop floor throughput and profitability, communicate more effectively with business partners across the supply chain, and quickly access meaningful data to make critical business decisions. With more than 25,000 licensed users, Made2Manage works with manufacturers and distributors servicing a variety of industries including fabricated metals, industrial and commercial machinery, electronics, and rubber and plastics products. Visit the Made2Manage Systems Web site at www.made2manage.com. Made2Manage Systems can be reached via e-mail at info@made2manage.com or by calling (800) 626-0220.

Safe Harbor Provision
This press release contains certain "forward-looking statements" that reflect Made2Manage Systems' expectations regarding its future growth, results of operations, performance, and business prospects and opportunities. Words such as, "estimates," "believes," "anticipates," "plans," and similar expressions may be used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect Made2Manage Systems' current beliefs and are based on information currently available to Made2Manage Systems. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause Made2Manage Systems' actual growth, results, performance, and business prospects and opportunities to differ from those expressed in, or implied by, these statements. Made2Manage Systems believes its primary risk is the uncertainty of the U.S. economy and its effects on the customers it serves with respect to their willingness and ability to purchase the company's software and services. Other risks, uncertainties and other factors include Made2Manage Systems' ability to develop and market existing and acquired products; Made2Manage Systems' ability to successfully integrate its acquired products; Made2Manage Systems' ability to adjust to changes in technology, customer preferences, enhanced competition and new competitors in the ERP market; Made2Manage Systems' ability to develop and market a Web-based ERP system; risks associated with developing products using next-generation Internet technology; risks associated with conducting a consulting services business; general economic and business conditions, which may reduce or delay customers' purchases of Made2Manage Systems' products and services; and Made2Manage Systems' ability to anticipate variability of quarterly revenues, manage rapid growth, attract and retain key employees, deliver new product introductions, achieve market acceptance of the products, and protect its proprietary software rights from infringement or misappropriation. Made2Manage Systems is not obligated to update or revise these forward-looking statements to reflect new events or circumstances or otherwise. Additional information concerning factors that could cause results to differ materially from those in the forward-looking statements is contained in the company's SEC reports, including the Annual Report on Form 10-K for the year ended December 31, 2002.

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Where to Find Additional Information About the Merger
This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities of Made2Manage Systems Inc. Made2Manage Systems will file a proxy statement containing a recommendation with respect to the proposed transaction. Made2Manage Systems stockholders are strongly advised to read the proxy statement and related recommendation statement because they will contain important information. The documents will be available at no charge at the SEC's Web site at www.sec.gov or by contacting the Made2Manage Systems Investor Relations department at ir@made2manage.com.

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